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                                                                   Exhibit 10.25

                          IKON OFFICE SOLUTIONS, INC.
                     LONG TERM INCENTIVE COMPENSATION PLAN
                 (Amended and Restated as of October 20, 1999)


     1.  Purpose.  The purpose of the Plan is to motivate, recognize and reward
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performance by key executives that enhances long-term shareholder value, and to attract and retain qualified executives.

     2.  Eligibility.  Participation in the Plan shall be limited to full-time
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key employees of IKON Office Solutions, Inc. ("IKON") and its subsidiaries
(collectively, the "Company").

     3.  Administration and Interpretation. The Plan shall be administered by a
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committee (the "Committee") of the Board of Directors of IKON (the "Board"),
which shall consist of three or more directors, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code and applicable regulations thereunder, or, in the Board's discretion, the Plan shall be administered by the Board. In the event that the Board exercises its authority to administer the Plan, any references to the Committee in the Plan shall be deemed, as appropriate, to be references to the Board. The Committee may make such rules and establish such procedures as it deems appropriate for the administration of the Plan. In the event of any disagreement as to the interpretation of the Plan or any rule or procedure thereunder, the decision of the Committee, or Board, as the case may be, shall be final and binding upon all persons in interest. The Committee may appoint a plan administrator or administrators to conduct the day-to-day administration of the Plan and to make such decisions consistent with the Plan and any applicable Award, as may be necessary in order to carry out the provisions of the Plan.

     4.  Awards.  Awards may be made in the form of cash, shares of IKON common
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stock ("Shares"), or such other form approved by the Board. No more than
4,605,645 Shares may be issued under the Plan. Shares subject to awards which have been forfeited pursuant to the terms of the Plan may again be awarded pursuant to the Plan. At the time an Award is made, the Committee shall specify
(i) the amount and form of the Award; (ii) the performance goals (if any) applicable to the Award; (iii) the vesting requirements (if any) applicable to the Award; and (iv) any other terms and conditions of the Award. The number of Awards (if any) made each year, the persons to whom and the time or times at which Awards are made, the amount or form of any Award, the performance goals (if any) applicable to each Award, the vesting requirements (if any) applicable to each Award, and the other terms and provisions of each Award shall be wholly within the discretion of the Committee, subject to the limit on the number of Shares described above.

     The Committee shall have the authority to accelerate vesting of any Award or to waive performance goal requirements in its sole discretion. In the event the participant transfers to a position as a full-time active employee of another business unit within IKON prior to the end of the specified time period for the attainment of performance goals, the Committee, in its sole discretion, may determine that an adjustment should be made in the performance goals associated with the Award, and/or may determine that the Award should be forfeited in part or in its entirety.

     5.  Adjustments. In the event of any stock dividend, stock split,
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combination of shares, merger, consolidation, reorganization, spin-off, or recapitalization affecting the Shares (the "Event"), the maximum number and kind of Shares that may be issued under the Plan, and the number and kind of Shares subject to then outstanding awards, shall be appropriately and equitably adjusted as
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necessary to maintain the same proportionate number of Shares as existed immediately prior to the Event. No fractional shares will be issued under the Plan on account of any such adjustments.

     6.  Forfeiture.  Unless otherwise determined by the Committee, or otherwise
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provided in a separate contract approved by the Committee or the Board, an Award will be forfeited if the participant is not a full-time employee of the Company on the applicable vesting date, or if the applicable performance goals are not met, subject to the provisions of Section 10 hereof.

     7.  Certificate.   Each Award shall be evidenced by an Award Certificate,
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which shall specify the amount and form of the Award, the performance goals (if any), the vesting requirements (if any), and any other terms and conditions of the Award.

     8.  Common Stock Subject to Award.  Any Shares issued pursuant to an Award
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may be unissued shares or treasury shares, including shares bought on the open market.

     9.  Rights of Participant in Shares.  A participant shall not be deemed to
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be the holder of, or to have the rights of a holder with respect to, any Shares subject to an Award unless and until a stock certificate representing such Shares is issued to such participant.

     10. Change in Control. Upon a Change in Control (as defined below), all
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outstanding Awards shall vest and be distributed to the participant.  For purposes of the Plan, the term "Change in Control" shall mean any of the following events:

         (A) any Person, together with its affiliates and associates (as such terms are used in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 15% or more of the then outstanding Shares of IKON;

         (B) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on October 20, 1999 constituted the Board, and any new director whose appointment or election by the Board or nomination for election by IKON's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors of IKON on October 20, 1999 or whose appointment, election or nomination for election was previously so approved; or

         (C) IKON consolidates with, or merges with or into, any other Person (other than a wholly owned subsidiary of IKON), or any other Person consolidates with, or merges with or into, IKON, and, in connection therewith, all or part of the outstanding Shares shall be changed in any way or converted into or exchanged for stock or other securities or cash or any other property; or

         (D) a transaction or series of transactions in which, directly or indirectly, IKON shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) assets (i) aggregating more than 50% of the assets (measured by either book value or fair market value) or (ii) generating more than 50% of the operating income or cash flow of IKON and its subsidiaries (taken as a whole) to any other Person or group of Persons.

         Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of Shares immediately prior to such transaction or series of transactions own a majority of the outstanding voting shares and in substantially the same proportion

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in an entity which owns all or substantially all of the assets of IKON immediately following such transaction or series of transactions.

          The term "Person" in the foregoing definition shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) IKON or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act),
(ii) a trustee or other fiduciary holding securities under an employee benefit plan of IKON or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of IKON in substantially the same proportions as their ownership of IKON stock.

          In no event will the provisions of this Section 10 be subject to amendment or modification after a Change in Control has occurred.

     11.  Tax Withholding.  The Company's obligation to issue amounts earned
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pursuant to an Award is subject to all applicable tax withholding requirements.

     12.  Nonassignment.  Any Award and the rights and privileges conferred
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hereby shall not be transferred, assigned, pledged or hypothecated in any way by the participant (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process.

     13.  Plan and Award Not to Affect Employment. Neither this Plan nor any
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Award shall confer upon any employee any right to continue in the employ of the
Company.

     14.  Amendment or Termination of Plan.  The Board may terminate the Plan or
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make such amendments to the Plan or any Award as it deems necessary or advisable, provided, however, that unless otherwise required by law, and except as provided in Sections 4, 5 and 10 hereof, no such amendment or termination may materially impair the rights of any participant under any Award previously granted without such participant's consent.

     15.  Successors.  The Plan shall be binding upon and inure to the benefit
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of any successor, successors or assigns of IKON.

     16.  Severability.  If any part of the Plan shall be determined to be
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invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of the Plan which shall continue in full force and effect.

     17.  Governing Law.  The Plan and actions taken in connection herewith
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shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     18.  Construction.  Wherever any words are used in the Plan in the
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masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

     19.  Other Benefits.  Neither the receipt of an Award nor the delivery of
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cash, Shares, or any other amounts pursuant to an Award shall be deemed compensation for purposes of computing benefits under any retirement plan nor affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.

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     20.  Costs.  Unless otherwise determined by the Board, the Company shall
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bear all expenses incurred in administering the Plan, including expenses of issuing Shares pursuant to an Award.

     21.  Term of the Plan.  No Award shall be made after September 30, 2004, or
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such earlier date as the Board may determine. However, Awards made prior to such date shall continue to be governed in accordance with the terms of the Plan and participants shall be entitled to receive payment for such Awards under the terms of the Plan.

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